MAVERICK OIL AND GAS, INC. COMPLETES $20MM
CONVERTIBLE DEBENTURE PLACEMENT

Fort Lauderdale, Florida, January 5, 2006

Maverick Oil and Gas, Inc. (OTCBB: “MVOG”) announced today the closing of a $20,000,000 institutional private placement of 7.50% convertible secured debentures due January 5, 2009. The debentures are convertible into shares of the Company’s common stock at a conversion price of approximately $0.94 per share.

Under the purchase agreement for the debentures, the investors also received warrants valid for five years from issue date to purchase up to 31,996,587 shares of common stock at exercise prices ranging from approximately $0.94 to $2.00 per share. The purchase agreement calls for the Company to register the shares issuable upon conversion of the notes and exercise of the warrants for resale on behalf of investors.

The Company intends to use to proceeds from this private placement to support the Company’s initial activities in the Fayetteville Shale Play in Arkansas and its ongoing Barnet Shale development program in Texas, to prepay a $2,000,000 convertible note issued by the Company in October 2005, and for other corporate purposes.

The debentures and warrants and the common stock issuable upon conversion of the debentures or exercise of the warrants have not been registered under the Securities Act of 1933, or any state securities laws, and were sold in a private transaction. These securities may not be reoffered or resold in the United States unless the re-offer or resale is registered or unless exemptions from the registration requirements of the Securities Act of 1933 and applicable state laws are available. This press release does not constitute and offer to sell or the solicitation of an offer to purchase securities in any jurisdiction in which such offer or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

888 East Las Olas Blvd., Suite 400; Fort Lauderdale, FL 33301

Tel: 954-463-5707; Fax: 954-463-6260

About Maverick Oil and Gas, Inc.

We are a development stage independent energy company engaged in oil and gas exploration, exploitation, development and production. We currently participate in these activities through the interests we hold in oil and gas exploration and development projects in Arkansas, Texas and Colorado. Our strategy is to continue the development of our current exploration projects and to expand our operations by acquiring additional exploration opportunities and properties with existing production, taking advantage of the industry experience of our management team and modern techniques such as horizontal drilling and 3D seismic analysis.

FORWARD LOOKING STATEMENTS

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results, levels of activity, events, trends or plans. We have based these forward-looking statements on our current expectations and projections about such future results, levels of activity, events, trends or plans. These forward looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different from any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as guidance, may, will, should, could, would, expect, plan, anticipate, believe, estimate, continue or the negative of such terms or other such expressions. As they pertain to our business, in general, important factors that could cause our actual results to differ materially from our expectations, include but are not limited to those factors disclosed in our Annual Report on Form 10-KSB, our other filings with the Securities and Exchange Commission, as well as our other public documents and press releases which can be found on our web site (www.maverickoilandgas.com). Readers are cautioned not to place undue reliance on our forward looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward looking statements to reflect events or circumstances occurring after the date hereof.

For further information, contact :

Barry Gross Maverick Oil and Gas, Inc. Investor Relations, Gross Capital, Inc.

361-949-4999

888 East Las Olas Blvd., Suite 400; Fort Lauderdale, FL 33301

Tel: 954-463-5707; Fax: 954-463-6260